UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2017

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD.

CNO Financial Group, Inc. (“CNO”) previously disclosed that in December 2013, two of its insurance subsidiaries with long-term care business (Washington National Insurance Company (“WNIC”) and Bankers Conseco Life Insurance Company (“BCLIC”)) entered into 100% coinsurance agreements ceding $495 million of long-term care reserves to Beechwood Re Ltd (“BRe”), a reinsurer domiciled in the Cayman Islands. BRe is not licensed or accredited by the states of domicile (Indiana and New York, respectively) of the insurance subsidiaries ceding the long-term care business and BRe is not rated by A.M. Best. As a result of its non-accredited status, BRe was required to provide collateral which meets the regulatory requirements of the states of domicile in order for our insurance subsidiaries to obtain full credit in their statutory financial statements for the reinsurance receivables due from BRe. Such collateral was required to be held in market value trusts subject to 7% over collateralization, investment guidelines and periodic true-up provisions.

As disclosed in CNO’s Form 10-Q for the quarterly period ended September 30, 2016 (the “September 10-Q”), on September 29, 2016, WNIC and BCLIC gave written notice to BRe that they were terminating their reinsurance agreements with BRe effective immediately, after concluding that BRe’s material breaches of the reinsurance agreements were incurable, and that it was in the best interests of WNIC and BCLIC policyholders and other key stakeholders to terminate the reinsurance agreements. In connection with the termination of the reinsurance agreements, investments made by BRe with an estimated value of $505 million previously held in the collateral trust accounts were transferred to WNIC and BCLIC. We recognized a $75.4 million pre-tax loss related to the termination of the reinsurance agreements in the quarter ended September 30, 2016 (including adjustments to certain of the values that had been assigned by BRe to the investments transferred to WNIC and BCLIC).

Also, as disclosed in the September 10-Q, certain irregularities had come to our attention regarding BRe, including its relationship with Platinum Partners LP (“Platinum”) and the valuation and appropriateness of the collateral deposited in trusts by BRe for WNIC and BCLIC. CNO commenced an independent third-party audit by a forensic accounting firm in late June 2016 of certain investments deposited in the trusts by BRe. Such investments included assets valued at that time using unobservable inputs that contained assumptions determined by BRe. The initial scope of CNO’s audit was a subset of investments which had an estimated fair value of approximately $62 million as of September 30, 2016. In September 2016, WNIC and BCLIC expanded the scope of the independent audit to include additional investments for which we estimated the fair value to be approximately $63 million as of September 30, 2016. The independent audit of these investments was completed in the fourth quarter of 2016. The audit confirmed that the assets in the initial scope of the audit bore some connection to Platinum or to parties that have had past or present associations with Platinum. Based on information obtained through the audit, the investments included in the additional scope of the audit do not appear to have clear connections to Platinum or to parties that have had past or present associations with Platinum. Moreover, CNO and the auditor retained by CNO also concluded that many of the values that had been assigned to these investments by BRe, and summarized in reports prepared by its valuation firm, were inaccurate due to the use of flawed methodologies.

In addition to the investments subject to the aforementioned audits, WNIC and BCLIC received approximately $380 million in other investments and cash balances in the recapture. A substantial portion of these investments have been sold or redeemed since the recapture. We expect to recognize pre-tax non-operating net realized losses totaling $5.2 million in the quarter ended December 31, 2016, related to the transferred investments (including the impacts of the audit findings and repositioning of the assets). The 4Q2016 activity with respect to the assets received in the recapture is summarized below (dollars in millions):

	September 30, 2016 values	Net cash flows (1)	Realized losses and impairments (2)	Other activity (3)	Preliminary December 31, 2016 values (4)
Investments included in initial scope of audit	$62.2	$(12.7)	$.4	$3.1	$53.0
Investments included in additional scope of audit	62.6	(10.5)	(1.6)	.7	51.2
Investments not included in scope of audit:
Fixed maturities and other invested assets	319.4	(300.8)	(4.0)	2.3	16.9
Cash and investment purchases subsequent to recapture	60.4	324.0	—	(4.0)	380.4
Total investments	$504.6	$—	$(5.2)	$2.1	$501.5

A summary of the preliminary values (4) for the remaining investments that were included in the aforementioned independent audits as of December 31, 2016, is summarized below (dollars in millions):

	Investments included in initial scope of audit	Investments included in additional scope of audit	Total investments included in the scope of audit
Lease related investments	$—	$27.4	$27.4
Mortgage loans secured by real estate	1.0	16.1	17.1
Senior secured loans to companies in the energy sector (5)	13.8	—	13.8
Senior secured loans to other companies	17.6	3.4	21.0
Life settlement financing	6.8	1.0	7.8
Secured term loan issued by Platinum Partners Credit Opportunity Master Fund L.P.	4.4	—	4.4
Preferred and common stock	2.7	.9	3.6
Other	6.7	2.4	9.1
Total investments	$53.0	$51.2	$104.2

________________

(1)	Net cash flows from sales, redemptions and investment purchases during the quarter ended December 31, 2016.

(2)	Includes $4.5 million of impairment charges and $.7 million of net realized losses recognized on the sale of transferred investments.

(3)	Includes amortization of discount and premium and changes in estimated fair values of investments during the quarter ended December 31, 2016.

(4)
Values at December 31, 2016, are preliminary and subject to change pending completion of our year end financial reporting close including consideration of additional developments and information discovered through the date we file our 2016 Form 10-K, that could impact our preliminary year-end estimates of fair value.

(5)
Includes: (i) $5.0 million of loans issued by Golden Gate Oil, LLC with a par value of $11.0 million; and (ii) $6.7 million of loans issued by the parent of Agera Energy LLC with a par value of $10.6 million. The issuers of this debt have been referred to in recent articles regarding Platinum.

A copy of the Company's press release is attached hereto as Exhibit 99.1.

The information contained under Item 7.01 in this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information contained in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01(d).	Financial Statements and Exhibits.

The following material is furnished as an exhibit to this Current Report on Form 8-K:

99.1	Press release of CNO Financial Group, Inc. dated January 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: January 12, 2017
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

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